UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2010 (January 28, 2010)

MEDIA GENERAL, INC.

(Exact name of registrant as specified in its charter)

Commonwealth of Virginia	1-6383	54-0850433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 E. Franklin St., Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 649-6000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Media General, Inc. is filing this Form 8-K/A for the sole purpose of updating Exhibit 99.10 to its Form 8-K dated and filed on January 28, 2010 (Acc-no: 0001193125-10-015660) to provide new unaudited condensed consolidating balance sheets as of December 27, 2009, December 28, 2008, and December 30, 2007. As a result of preparation errors in the original balance sheets (primarily incorrect beginning balances for retained earnings), the “Retained earnings” and “Investment in and advances to subsidiaries” lines for the Media General Corporate, Guarantor Subsidiaries, Non-Guarantor Subsidiaries and Eliminations columns have been adjusted. There were no changes to the Media General, Inc. consolidated balance sheets for December 27, 2009, December 28, 2008, and December 30, 2007. There were no changes in the consolidating or consolidated statements of operations or cash flows for December 27, 2009, December 28, 2008, and December 30, 2007 included in the original Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.10	Amended consolidating financial statements of Media General, Inc. as of December 27, 2009, December 28, 2008, and December 30, 2007 (Filed Herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA GENERAL, INC.
(Registrant)

Date May 5, 2010	/s/ John A. Schauss
John A. Schauss
Vice President - Finance and Chief Financial Officer